UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 23, 2017

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106,

Hanover, Maryland 21076

(Address of Principal Executive Offices)

(443) 776-3133

(Registrant’s Telephone Number, Including Area Code)

HEATWURX, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 23, 2017 we changed our Company’s name from Heatwurx, Inc. to Processa Pharmaceuticals, Inc. by filing an Amendment to Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

On October 23, 2017 our board of directors authorized and our shareholders, by written consent, approved a reverse stock split (“Reverse Split”) pursuant to which each seven (7) issued and outstanding shares of our common stock will be combined and turned into one (1) share of our common stock rounded up to the next whole share, as of that date. We subsequently submitted an application to the Financial Industry Regulatory Association [FINRA] whereby we requested formal approval to (i) change our name from Heatwurx, Inc. to Processa Pharmaceuticals, Inc., and (ii) implement our Reverse Split in our trading markets. As previously disclosed, following our acquisition of assets of Promet Therapeutics, LLC, FINRA approved the change of our trading symbol from “HUWX” to “PCSA”. Please see our Current Report on Form 8-K, as amended, filed on October 12, 2017 with the Securities and Exchange Commission.

Item 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

3.1	Amendment to Fourth Amended and Restated Certificate of Incorporation, dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: October 30, 2017	By /s/ David Young
David Young Chief Executive Officer

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